Exhibit 99.2

QVC Announces Final Results of Tender Offer for 7.50% Senior Secured Notes due 2019

WEST CHESTER, Pa. (April 2, 2013) - QVC, Inc. announced today that, as of 11:59 p.m., New York City time, on April 1, 2013 (the “Dutch Auction Expiration Date”), the following principal amount of the outstanding 7.50% Senior Secured Notes due 2019 (the “Dutch Auction Notes”) have been tendered and accepted for purchase under the previously announced cash tender offer (the “Offer”) to purchase up to $250 million in aggregate principal amount of Dutch Auction Notes on the terms and subject to the conditions set forth in the Offer to Purchase, dated as of March 4, 2013 (the “Offer to Purchase”).

Series of Notes	CUSIP Numbers	Outstanding Principal Amount Prior to Commencement of the Offer	Principal Amount Tendered on or Prior to the Dutch Auction Expiration Date	Principal Amount Accepted at Dutch Auction Early Tender Deadline(1)	Principal Amount Accepted at Dutch Auction Expiration Date
7.500% Senior Secured Notes due 2019	747262AA1, 747262AB9, U74900AA6	$1,000,000,000	$230,937,000	$230,708,000	$229,000

(1)         The early tender deadline for the Offer was 5:00 p.m., New York City time, on March 15, 2013 (the “Dutch Auction Early Tender Deadline”).

All of the tenders of Dutch Auction Notes were made at various bid prices within the acceptable bid price range of $1,105.00 - $1,120.00 per $1,000 principal amount of Dutch Auction Notes. Holders of the Dutch Auction Notes who validly tendered and did not withdraw their Dutch Auction Notes on or prior to the Dutch Auction Early Tender Deadline, and whose Dutch Auction Notes were purchased pursuant to the Offer, received the total consideration payable under the Offer, which included an “Early Tender Payment” of $30.00 for each $1,000 principal amount of Dutch Auction Notes so purchased. Based on the modified Dutch Auction procedure as described in the Offer to Purchase, the total consideration for the Dutch Auction Notes is $1,120 for each $1,000 principal amount of Dutch Auction Notes (the “Total Consideration”).

Holders of Dutch Auction Notes who validly tendered their Dutch Auction Notes after the Dutch Auction Early Tender Deadline, but prior to the Dutch Auction Expiration Date, will receive the Total Consideration less the Early Tender Payment for each $1,000 principal amount of Dutch Action Notes. QVC expects to make the final payment for such accepted Dutch Auction Notes today.

Additional Information

QVC has retained Barclays Capital Inc., J.P.Morgan Securities LLC and Wells Fargo Securities, LLC to act as the Lead Dealer Managers for the Offer. BNP Paribas Securities Corp., BofA Merrill Lynch and Morgan Stanley & Co. LLC  are the Co-Dealer Managers for the Offer. Global Bondholder Services Corporation is the Information Agent and Depositary for the Offer. Questions regarding the Offer should be directed to Barclays Capital Inc. at (800) 438-3242 (toll-free) or (212) 528-7581 (collect), J.P. Morgan Securities LLC at (866) 834-4666 (toll-free) or (212) 834-4811 (collect) and Wells Fargo Securities, LLC at (866) 309-6316 (toll-free) or (704) 410-4760 (collect). Requests for documentation should be directed to Global Bondholder Services Corporation at (866) 470-3800 (toll-free) or (212) 430-3774 (for banks and brokers). This press release is for informational purposes only. This press release is not an offer to purchase or a solicitation of an offer to purchase with respect to any Dutch Auction Notes or any other securities. The Offer was made solely pursuant to the Offer to Purchase and related documents. The Offer was not made to holders of Dutch Auction Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In any jurisdiction in which the securities laws or blue sky laws require the Offer to be made by a licensed broker or dealer, the Offer will be deemed to have been  made on behalf of QVC by the Dealer Managers, or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

Forward-Looking Statements

This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including without limitation, statements about the completion of the Offer. These forward-looking statements involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including, without limitation, general market conditions. These forward looking statements speak only as of the date of this press release, and QVC expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in QVC’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Please refer to the publicly filed documents of QVC, including the most recent Form 10-K for additional information about QVC and about the risks and uncertainties related to QVC’s business which may affect the statements made in this press release.

Contact:
Courtnee Ulrich
720-875-5420

SOURCE Liberty Interactive Corporation